UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2011
EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
ERP OPERATING LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

Two North Riverside Plaza	60606
Suite 400, Chicago, Illinois	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (312) 474-1300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On June 6, 2011, Equity Residential made available on its website at www.equityapartments.com/corporate/content/ii_main.asp a presentation regarding its portfolio and selected financial data. The information contained or incorporated in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference in any filing by Equity Residential or ERP Operating Limited Partnership under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     The presentation referred to above, including the financial data, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby. Such forward-looking statements should be considered as subject to the many risks and uncertainties that exist in Equity Residential’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: June 6, 2011	By:	/s/ Mark J. Parrell
		Name:	Mark J. Parrell
		Its:	Executive Vice President and Chief Financial Officer

ERP OPERATING LIMITED PARTNERSHIP
	By:	Equity Residential, its general partner

Date: June 6, 2011	By:	/s/ Mark J. Parrell
		Name:	Mark J. Parrell
		Its:	Executive Vice President and Chief Financial Officer